Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements (No. 333-187433 and No. 333-104464) on Form S-8 of Servotronics, Inc. and Subsidiaries of our report dated March 20, 2015, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Servotronics, Inc. and Subsidiaries as of and for the years ended December 31, 2014 and 2013.

/S/ FREED MAXICK CPAs, P.C.

Buffalo, New York
March 20, 2015